Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT entered into as of the 5th day of August, 1999, by and between Vidikron Technologies Group Inc., a Delaware corporation having an address at the address set forth below ("Seller"), and Markland LLC, a Cayman Islands limited liability company, having an address at the address set forth below (the "Buyer").

                              W I T N E S S E T H :

            WHEREAS, Seller owns all of the shares of the common stock, no par value per share (the "Shares"), of Vidikron of America, Inc., a Delaware corporation (the "Corporation").

            WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Shares;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

            1. Sale of Shares.

            Seller hereby agrees to sell and transfer to Buyer and Buyer agrees to purchase from Seller, in reliance upon and subject to all of the representations, warranties and other terms and conditions of this agreement, the Shares.

            2. Purchase Price; Closing.

            The Closing shall occur no later than August 23, 1999 (the "Closing Date"). The purchase price for the Shares shall be $50,000, subject to Adjustment (as defined below) (the "Purchase Price"). The Purchase Price shall be paid to Seller at the Closing by bank check or wire transfer against delivery by Seller to Buyer of (a) a stock certificate of the Corporation representing the Shares, accompanied by a duly executed stock power or endorsed for transfer and (b) all corporate


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documents, charters, by-laws, minutes, resolutions and minute books. Within 30 days of the Closing Date, the Purchase Price shall be subject to adjustment upon receipt by the Seller of an appraisal of the fair market value of the Shares as of August 5, 1999. Seller, at its cost, shall obtain an appraisal of the Shares as of the date of this Agreement. If Buyer shall disagree with the appraisal obtained by Seller, within 10 days of receipt of a copy of Seller's appraisal,. Buyer, at its cost, shall obtain its own appraisal of the Shares, which shall be delivered to Seller within 30 days of the receipt by Buyer of Seller's appraisal.. If, after receipt of Buyer's appraisal, Seller and Buyer agree upon a reasonable valuation of the Shares different than the Purchase Price (the "Agreed Price") (a) Seller shall refund to Buyer any amount by which the amount of $50,000 exceeds the Agreed Price, or (b) Buyer shall pay to Seller any amount by which the Agreed Price exceeds the $50,000 (the "Adjustment to Purchase Price"). If the parties are unable to reach an Agreed Price, then, within 10 days of receipt by Seller of Buyer's appraisal,Buyer's and Seller's appraisers shall agree upon a third appraiser ( "Independent Appraiser") to fix the appropriate Purchase Price, which appraisal shall be binding upon the parties and the parties shall make the requisite Adjustment to Purchase Price. The fair market value of the Shares as fixed by the Independent Appraiser shall constitute the Purchase Price for the Shares, and within 10 days after receipt of the Independent Appraiser's determination of the fair market value of the Shares, either Seller or Buyer shall pay the appropriate Adjustment to the Purchase Price.

            In order to secure the payment by Buyer of any additional amounts to Seller upon an adjustment of the Purchase Price, Buyer shall deposit in escrow at the Closing Date the stock certificate representing the Shares which shall be released to Seller if Buyer fails to satisfy its obligation under this Section 2.

            3. Representations and Warranties of Seller.

            Seller hereby represents and warrants to Buyer that:


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                  (i) prior to the Closing Date it will have the full right, power, legal capacity and authority to enter into this agreement and to perform its obligations hereunder; and

                  (ii) this agreement has been duly executed and delivered by Seller.

            4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

                  (i) Buyer has the full right, power, legal capacity and authority to enter into this agreement and perform its obligations hereunder;

                  (ii) this agreement has been duly executed and delivered by Buyer and constitutes its valid and legally binding agreement and obligation;

                  (iii) Buyer is acquiring the Shares for investment purposes only and acknowledges that the Shares have not been registered under the Act or any state securities laws, and may not be transferred, sold or otherwise disposed of except if an effective Registration Statement is then in effect or pursuant to an exemption from registration under said Act. Buyer is an accredited investor as that term is defined under the Act;

                  (iv) Buyer is fully familiar with the financial condition of and has had an adequate opportunity to conduct an investigation into the business, prospects and all other aspects of the business of the Corporation and to ask and have answered questions regarding the financial and business condition of the Corporation.

            5. Survival of Representations and Warranties.

            The representations, warranties and agreements set forth in sections 3 and 4 hereof shall survive the execution and delivery of this agreement and the sale and purchase of the Shares. Other than as specifically set forth herein, Seller is making no representations or warranties with


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respect to the business, financial condition, financial statements, prospects or any other matter related to the business of the Corporation. Buyer shall have no claims nor rights of setoff with respect to any matters other than as specifically set forth herein.

            6. Notices. All notices, requests, demands and other communications which are required or may be given under this agreement, shall be in writing, and shall be deemed delivered (i) if sent by personal delivery, on the date of delivery if delivered prior to 5:00 P.M., and on the next business day if delivered after 5:00 P.M., (ii) if sent by facsimile, on the date on which receipt thereof is confirmed by the recipient or a representative thereof, to the addresses and facsimile numbers as follows:

            If to Seller:           Vidikron Technologies Group, Inc.
                                    150 Bay Street
                                    Jersey City, New Jersey
                                    Attn: Phillip Siegel

            with a copy to:         Gibbons, Del Deo, Dolan,
                                    Griffinger, & Vecchione
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102-5497
                                    Attn: Paul DiFilippo
                                    (973) 639-6325

            If to Buyer:            Markland LLC
                                    c/o Citco Trustees (Cayman)
                                    United Commerce Centre
                                    P.O. 31106 SMB
                                    Grand Cayman, Cayman Islands
                                    British West Indies

            with copy to:           Tenzer Greenblatt LLP
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attn: Andrew B. Eckstein, Esq.
                                    Fax: (212) 885-5002


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            7. Complete Agreement.

            This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. The representations, warranties and covenants and agreements set forth in this agreement constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied. No change, modification, addition or termination of this agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

            8. Assignment.

            This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that neither party may assign this agreement without the written consent of the other party. Nothing in this agreement is intended to confer upon any person, other than the parties and their heirs, successors and assigns, any rights or remedies under or by reason of this agreement.

            9. No Waiver.

            No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.


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            10. Captions.

            The headings or captions under the sections of this agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this agreement.

            11. Governing Law.

            This agreement is intended to be governed by, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the day and year first above written.

                                    Vidikron Technologies Group, Inc.

                                    By: /s/ Stuart Barlow
                                        ---------------------------------
                                        Stuart Barlow
                                        Vice President


                                    MARKLAND LLP

                                    By: Navigator Management Limited,
                                        Director

                                    By: /s/ David Sims
                                        ---------------------------------
                                        David Sims, Director


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